Exhibit 99.(g)(1)(a)

MANNING & NAPIER FUND, INC. (formerly known as Exeter Fund, Inc.)

APPENDIX A

SERIES SUBJECT TO THE AGREEMENT

Date: November 7, 2008

Small Cap Series

International Series

Life Sciences Series

Technology Series

Financial Services Series

World Opportunities Series

Commodities Series

High Yield Bond Series

Global Fixed Income Series

Core Bond Series

Core Plus Bond Series

New York Tax Exempt Series

Ohio Tax Exempt Series

Diversified Tax Exempt Series

Pro-Blend Conservative Series

Pro-Blend Moderate Term Series

Pro-Blend Extended Term Series

Pro-Blend Maximum Term Series

Tax Managed Series

Overseas Series

Equity Series

Target Income Series

Target 2010 Series

Target 2020 Series

Target 2030 Series

Target 2040 Series

Target 2050 Series

Dividend Focus Series

THE BANK OF NEW YORK MELLON,
Successor by operation of law to Mellon
MANNING & NAPIER FUND, INC.	Trust of New England, N.A.

By:	/s/ Jodi L. Hedberg	By:	/s/ Renee Fruzzetti
Name:	Jodi L. Hedberg	Name:	Renee Fruzzetti
Title:	Corporate Secretary	Title:	VP